                                                                   EXHIBIT 10.17

                             EMPLOYMENT AGREEMENT

AGREEMENT made as of this 12th day of October 1995 among and between Karen C. Keenan ("Employee"), Investors Financial Services Corp., a Delaware Corporation ("IFSC"), and Investors Bank & Trust Company, a Massachusetts chartered trust company having its principal place of business at 89 South Street, Boston, Massachusetts (the "Company").

     WHEREAS, the Company believes it to be to its advantage to ensure that the Employee renders services to the Company as hereinafter provided;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants and obligations herein contained, the parties hereto agree as follows:

1.   Position and Responsibilities; Chief Financial Officer.  During the term of
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this Agreement, the Employee shall serve as Chief Financial Officer of the
Company. The Employee will have such responsibilities, duties and authority as she has as of the date hereof in her position as Chief Financial Officer of the Company. Employee will also have such other responsibilities, duties and authority as may from time to time be assigned to her that are consistent with her status as Chief Financial Officer of the Company. In the event that at any time during the term of this Agreement the Company shall become a wholly-owned subsidiary of IFSC, a Delaware corporation (such event referred to herein as the "Holding Company Event"), the Employee agrees in addition to serve as Chief Financial Officer of IFSC, and any references to the Company in Sections 1, 2(D), 4, 6, 9, 10 and 11 of this Agreement shall also include IFSC in the event that the Holding Company Event has occurred. The Employee shall at all times report to, and only to, and her activities shall at all times be subject to the direction and control of, the President of the Company, and the Employee shall exercise such powers and comply with and perform, faithfully and to the best of her ability, such directions and duties in relation to the business and affairs of the Company as may from time to time be vested in or requested of her by the President and the Board. The Employee agrees to devote substantially all of her business time, attention and services to the diligent, faithful and competent discharge of such duties for the successful operation of the Company's business. During the term hereof, the Employee will not have any managerial or operations responsibility, other than service on a Board of Directors, in any enterprise, firm, corporation, trust or other business entity other than the Company; provided, however, that nothing herein shall prevent the ownership by the Employee of an equity interest in any business entity, provided that such ownership does not involve any managerial or operational responsibility other than serving on the Board of Directors of a corporation. Any directorships of corporations other than the Company must be approved in writing by the Board of Directors of the Company in advance. At all times during the term of this Agreement, the Employee's primary place of employment shall be within fifteen
(15) miles of Boston, Massachusetts.

     2.   Compensation: Salary, Bonuses, Equity Participation and Other Benefits
          ----------------------------------------------------------------------
During the term of this Agreement, the Company shall pay the Employee the following compensation, including the following salary, bonus and other fringe benefits:
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                                      -2-

     (A)  Salary.  In consideration of the services to be rendered by the
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Employee to the Company, and IFSC upon and after the occurrence of the Holding
Company Event, the Company initially will pay to the Employee an annual salary of $91,900 (Employee's "Base Rate"). Such salary shall be payable in conformity with the Company's customary practices for executive compensation as such practices shall be established or modified from time to time. Salary payments shall be subject to all applicable federal and state withholding, payroll and other taxes. After December 31, 1995, the Employee shall be paid at a Base Rate to be determined by the Board of Directors of the Company or the Compensation Committee thereof in conformity with the Company's customary practices for executive compensation as such practices shall be established from time to time, provided, however, that Employee's Base Rate during the term of this Agreement shall be no lower than $91,900. The Employee's Base Rate shall be reevaluated by the Board of Directors or the Compensation Committee thereof, and may be increased as appropriate, within thirty (30) days of December 31, 1996 and each December 31 thereafter, but in no circumstances shall be made lower than the Base Rate that was established on or around the prior December 31 for the most
                               --
recently concluded calendar year.

     (B)  Fringe Benefits.  The Employee will be entitled to be reimbursed for
          ---------------
all of her business-related expenses, including but not limited to telephone usage and business related travel expenses. The Employee also will be entitled to participate on the same basis with all other senior management employees of the Company in the Company's benefits package generally available for other officers and senior management employees of the Company, with respect to group health, disability and life insurance programs, but in any event providing Employee with benefits which are at least substantially equivalent to those which she now receives, as set forth on Schedule A. In addition, the Employee will be entitled to four (4) weeks vacation during each calendar year, which shall accrue if and to the extent unused.

     (C)  Performance Based Bonus.  For the year ending December 31, 1995, the
          -----------------------
Employee shall receive a cash bonus calculated as set forth on Schedule B, provided that such amount shall be adjusted based upon the actual pre-tax net operating income, determined in accordance with generally accepted accounting principles, consistently applied. Such bonus shall be payable no later than January 15, 1996. For each successive twelve month period thereafter ending December 31 ("Year End"), in addition to the amounts payable under Section 2(A) above, the Employee shall receive a cash bonus, the amount of such bonus to be determined pursuant to such bonus plan as may from time to time hereafter be adopted by the Board of Directors of the Company or the Compensation Committee thereof, and payable at such times as the Board of Directors shall establish, provided that the Employee continues to be employed by the Company on each such Year End. Such bonus payments shall be subject to all applicable federal, state and local withholding, payroll and other taxes, as required by law.

     (D)  Equity Participation.
          --------------------

          (i) The Employee shall be entitled to participate annually in the 1995 Stock Plan and any future equity compensation plan that is generally made available to any other senior executive of the Company, in such amounts and on such terms as are determined appropriate thereunder commensurate with her position and performance, and in accordance with all of the terms and conditions of such plan.

          (ii) The Company shall, as of the date of this Agreement, grant to Employee a stock option to purchase 10,000 shares of IFSC common stock, which option shall (a) be issued pursuant to the 1995 Stock Plan, (b) have an exercise price per share of the price to public in the Company's currently Proposed public offering, (c) become exercisable in 48 equal monthly installments commencing on the date of the aforesaid initial public offering (the "IPO Date") (except in the event of a Change of Control (as defined below), in which case such option shall become fully exercisable immediately prior, but subject, to such Change of Control (unless such Change of Control is as a result of a tender offer, in which case the option shall become fully exercisable in a timely manner such that Employee may participate in such tender offer at any stage), or in the event Employee's employment should end as a result of death, disability or by the Company without cause (as defined below) or by the Employee with Good Reason (as defined below), in which case such option shall be exercisable as of such termination and thereafter during the exercise-period for that number of shares as to which such option would have been exercisable as of one year after such date of termination if Employee had remained so employed), (d) be exercisable for six (6) months following any termination of Employee's employment (except insofar as such option is an incentive stock option, in which case such exercise period shall be ninety (90) days, and in any event except in the case Employee's employment should end as a result of death or disability, in which case, such option shall be exercisable for one year after the date of termination), (e) be an incentive stock option to the extent permitted by the Internal Revenue Code of 1986, as amended, and otherwise a nonqualified stock option and (f) otherwise have such terms and conditions as are set forth in the stock option agreement attached hereto as Exhibit A (the "Stock Option
                                         ---------
     Agreement").

          (iii) The Company shall, as of the date of this Agreement, issue to Employee 7,500 shares of IFSC common stock, which (a) issuance shall be subject to the 1995 Stock Plan, (b) be subject to repurchase by the Company, which right of repurchase shall lapse in 60 equal monthly installments commencing on the IPO Date (except in the event of a Change of Control (as defined below), in which case such right of repurchase shall lapse fully immediately prior, but subject, to such Change of Control (unless such Change of Control is as a result of a tender offer, in which case such right of repurchase shall lapse fully in a timely manner such that Employee may participate in such tender offer at any stage), or in the event Employee's employment should end as a result of death, disability or by the Company without cause or by the Employee with Good Reason, in which case such right of repurchase shall lapse as of such termination for that additional number of shares as which such right of repurchase would have lapsed as of one year after such date of termination if Employee had remained so employed) and (c) otherwise be subject to such terms and conditions as are set forth in the restricted stock agreement attached hereto as Exhibit B (the "Restricted Stock Agreement").
               ---------

          (iv) The Company agrees that with respect to all options and restricted shares to be granted by the Company, upon grant and during the term of such options and the vesting period of such restricted shares, the Company shall use its reasonable efforts to comply with the requirements of Rule 16b-3, promulgated pursuant to the Securities Exchange Act of 1934, as amended, as such rule shall be in effect from time to time, or with any successor provision ("Rule 16b-311) such that such options and restricted shares shall be afforded the benefits of Rule 16b-3.

          (v) The Company agrees that it shall use its best efforts to file and cause to become and remain effective a registration statement on Form S-8 (or a successor form) such that either the resale by Employee of restricted shares granted to Employee by the Company or the grant of such shares and the purchase of shares by Employee upon the exercise of the options to be granted to Employee shall be registered under the; Securities Act of 1933, as amended, or any successor provision.

     3.   Term.  The term of this Agreement shall commence on the date first
          ----
above written and shall terminate on the earlier to occur of (i) three (3) years from such date, or, if later, three (3) years from the date upon which the Board of Directors last renewed the term as provided below; (ii) the death, or upon written notice from the Company to Employee, if Employee is permanently disabled, or (iii) the occurrence of any of the circumstances described in
Section 4 hereof (the "Expiration Date"). For the purposes of this Agreement, the Employee shall be deemed to be permanently disabled if a physician, chosen by the Company, and reasonably acceptable to Employee or her legal representative, determines in good faith that as a result of a physical or mental condition caused by injury, illness, disease or mental disorder the Employee is unable to perform her duties hereunder for any one hundred twenty
(120) work days out of any 365-day period or for ninety (90) consecutive days in any 365-day period. Within thirty (30) days of December 31, 1996, and then within thirty (30) days of each December 31 thereafter, the Board of Directors shall consider the extension of the term of this Agreement to three years from December 31. Each such extension shall be effective only when agreed to by the Employee. In the event that the Board of Directors fails to extend the term of this Agreement, the Employee may terminate this Agreement, at her option, in accordance with Section 4(A) hereof, notwithstanding any other term hereof.

     4.   Termination.  The Employee's employment under this Agreement, and this
          -----------
Agreement, subject to Section 16 hereof, may be terminated as follows:

          (A)  At the Employee's Option: The Employee may terminate her
               -------------------------
     employment, with or without Good Reason, at any time upon at least sixty
     (60) days' advance written notice to the Company. In the event of a family emergency, including but not limited to the death or incapacity of an immediate family member, or upon other circumstances deemed sufficient by a majority of the Board of Directors, Employee may terminate her employment upon fifteen (15) days' advance written notice to the Company. In the event of termination at the Employee's option without Good Reason, the Employee shall be entitled to no severance or other termination benefits after the expiration of the sixty-day period referred to above, except as otherwise required by law. In the event the Employee should terminate her employment for Good Reason (as defined below), the Company agrees to pay the Employee a severance payment of (i) the greater of (x) the remaining number of months in the term of this Agreement divided by twelve then multiplied by the Employee's Base Rate immediately prior to such termination or (y) one year of Employee's salary at the Base Rate immediately prior to such termination to be paid in full, less any applicable taxes and withholdings, within fifteen (15) days of the Employee's last day of employment with the Company, and (ii) the Employee's cost of continuing medical and other health insurance coverage for Employee and her family substantially as provided immediately prior to such termination during such one year period. The Company's responsibility for such cost shall not exceed twice the cost it paid for such coverage immediately prior to Employee's termination. As used in this Agreement, "Average Annual Bonus" shall mean the sum of Employee's Annual Bonus immediately prior to such termination and Employee's Annual Bonus for the immediately preceding fiscal year, divided by two. As used in this Agreement, a "Good Reason" shall mean any of the following:

          (i) a material change by the Company in Employee's authority, functions, duties or responsibilities as Chief Financial Officer of the Company (including, without limitation, material changes in the control or structure of the Company) which would cause Employee's position with the Company to become of less responsibility, importance or scope than Employee's position as of the date of this Agreement, provided that such material change is not solely as a result of a Holding Company Event or in connection with a termination of Employee's employment hereunder for cause in accordance with Section 4B; or

          (ii) a failure by the Company to comply in a material respect with any material provision of this Agreement, the Stock Option Agreement, the Restricted Stock Agreement or any other agreement between the parties, which has not been cured within fifteen (15) days after notice of such noncompliance has been given by Employee to the Company.

          (B)    At the election of the Company for Cause.  The Company may,
                 ----------------------------------------
     immediately and unilaterally, terminate the Employee's employment hereunder "for cause" at any time during the term of this Agreement. Termination of the Employee's employment by the Company shall constitute a termination "for cause" under this Agreement if such termination is for one or more of the following causes, as found by the Board of Directors of the Company by a resolution duly adopted in good faith by a majority of its members after notice to the Employee and an opportunity to be heard before the Board of Directors with counsel. As used herein, "cause" shall mean:

          (i) the continued failure or continued refusal of the Employee to render services to the Company in accordance with her obligations under this Agreement or a reasonable determination by a majority of the Board of Directors that the Employee has performed inadequately the duties of her employment, in each case continuing for fifteen

     (15) days after Employee's receipt of written notice to the Employee specifying the alleged failure, refusal or performance inadequacy;

          (ii) gross negligence, dishonesty, breach of fiduciary duty or material breach of the material terms of this Agreement or the other agreements executed in connection herewith;

          (iii) the commission by the Employee of an act of fraud, embezzlement or deliberate disregard of the rules or policies of the Company or the commission by the Employee of any other action with the intent to injure materially the Company;

          (iv) the conviction by the Employee of a felony, either in connection with the performance of her obligations hereunder or which shall materially adversely affect the Employee's ability to perform her obligations hereunder; or

          (v) the commission of an act which constitutes unfair competition with the Company or which induces any customer of the Company to breach a contract with the Company.

      In the event of a termination "for cause" pursuant to the provisions of clauses (ii) through (v) above, inclusive, the Employee shall not be entitled to severance or other termination benefits, except as required by law. In the event of a termination "for cause" pursuant to the provisions of clause (i), the Company, notwithstanding the remaining term of this Agreement, agrees to (x) pay the Employee a severance payment of nine (9) months' salary at the Employee's then current Base Rate, to be paid in full, less any applicable taxes and withholdings, within fifteen (15) days of the Employee's last day of employment by the Company; and (y) provide continuing medical and other health insurance coverage during the nine (9) month severance period for Employee and her family as provided immediately prior to such termination.

     (C)  At the Election of the Company for Reasons Other than for Cause.  The
          ---------------------------------------------------------------
Company may, immediately and unilaterally, terminate the Employee's employment hereunder and this Agreement at any time during the term of this Agreement without cause by giving sixty (60) days' advance written notice to the Employee of the Company's election to terminate. During such sixty-day period, the Employee will be available on a full-time basis for the benefit of the Company to assist the Company in making the transition to a new, successor officer of the Company. In the event the company exercises its right to terminate the Employee under this Section 4(C), the Company agrees to pay the Employee a severance payment of (i) the greater of (x) the remaining number of months in the term of this Agreement divided by twelve then multiplied by the Employee's Base Rate immediately prior to such termination or (y) one year of Employee's salary at the Base Rate immediately prior to such termination, to be paid in full, plus a bonus payment equal to the average of the Employee's two most recent annual performance bonus payments, less any applicable taxes and withholdings, within fifteen (15) days of the Employee's last day of employment with the Company, and (ii) the Employee's cost of continuing medical and other health insurance coverage for Employee and her family substantially as provided immediately prior to such termination during such one year period. The Company's responsibility for such cost shall not exceed twice the cost it paid for such coverage immediately prior to Employee's termination.

     (D)  Termination at time of Acquisition of the Company.  If the Employee's
          -------------------------------------------------
employment with the Company terminates at any time within a period commencing three months before and ending twelve months after a consolidation, merger, reorganization, or sale or transfer of all, or substantially all, of the assets or capital stock of the Company or other business combination in which the Company is either not the surviving entity or is the surviving entity but the holders of the voting securities of the Company immediately prior to such transaction hold at least a majority of the equity interest of the resulting entity, or the acquisition by any individual, firm, corporation, partnership or other entity of twenty percent (20%) or more of the voting securities then outstanding, or a change in the majority of the Board of Directors of the Company (excluding any persons approved by a vote of at least a majority of the current Board of Directors) other than the Holding Company Event (a "Change of Control"), and the Employee is not offered employment that is agreeable to her, for whatever reason, then the Company or the acquiring entity, as the case may be, shall be obligated, notwithstanding the remaining term of this Agreement, to pay the Employee a severance payment equal to at least two times the sum of Employee's salary at the Base Rate immediately prior to such termination plus the Average Annual Bonus most recently payable to her, to be paid in full, less any applicable taxes and withholdings, within fifteen (15) days of the Employee's last day of employment with the Company, together with the Employee's cost of continuing medical and health insurance coverage for Employee and her family substantially as provided immediately prior to such Change of Control as during the two year severance period. Anything contained in this Section 4(D) to the contrary notwithstanding, the Employee shall not be entitled to any severance or other termination benefit (except as otherwise required by law) if the Employee's employment has either (i) been terminated by the Employee voluntarily other than for Good Reason or (ii) been terminated by the Company or any acquiring entity "for cause" pursuant to Section 4(B)(ii), (iii), (iv) or
(v).

     (E)  Benefits if Agreement Terminated Due to Death or Disability.  In the
          -----------------------------------------------------------
event this Agreement shall terminate pursuant to clause (ii) of the first sentence of Section 3 the Company shall pay the Employee or her legal representatives an amount equal to the amount payable under Section 4(C). The provisions of this Section 4(E) shall survive the termination of this Agreement by reason of the death or permanent disability of the Employee.

     (F)  Upon Expiration of the Term.  If Employee's employment ends at or
          ---------------------------
after such time as the term of this Agreement shall have expired, then the Company agrees to pay the Employee a sum equal to one year of Employee's salary at her Base Rate immediately prior to the termination of her employment plus the Average Annual Bonus and, in addition, the Employee's cost of continuing medical and other health insurance coverage for Employee and her family substantially as provided immediately prior to such termination for a one year period following the end of Employee's employment. The Company's responsibility for such cost shall not exceed twice the cost it paid for such coverage immediately prior to Employee's termination.

     5.   Noncompetition and Confidentiality.  In connection with her employment
          ----------------------------------
by the Company, the Employee has previously executed the Noncompetition and Confidentiality Agreement attached hereto as Exhibit C, the terms and
                                             ---------
conditions of which are incorporated herein by reference. The Noncompetition and Confidentiality Agreement shall survive the termination of this Agreement and shall remain in full force and effect for so long as is provided by its own terms and as is permitted by law.

     6.   Consent and Waiver by Third Parties.  The Employee hereby represents
          -----------------------------------
and warrants that she has obtained all waivers and/or consents from third parties which are necessary to enable her to enjoy employment with the Company on the terms and conditions set forth herein and to execute and perform this Agreement without being in conflict with any other agreement, obligation or understanding with any such third party. The Employee represents that she is not bound by any agreement or any other existing or previous business relationship which conflicts with, or may conflict with, the performance of her obligations hereunder or prevent the full performance of her duties and obligations hereunder.

     7.   Governing Law.  This Agreement, the employment relationship
          -------------
contemplated herein and any claim arising from such relationship, whether or not arising under this Agreement, shall be governed by and construed in accordance with the internal law of the Commonwealth of Massachusetts and this Agreement shall be deemed to be performable in Massachusetts.

     8.   Severability.  In case any one or more of the provisions contained in
          ------------
the Agreement or the other agreements executed in connection with the transactions contemplated hereby for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or such other agreements, but this Agreement or such other agreements, as the case may be, shall be construed and reformed to the maximum extent permitted by law.

     9.   Waivers and Modifications.  This Agreement may be modified, and the
          -------------------------
rights, remedies and obligations contained in any provision hereof may be waived, only in accordance with this Section 9. No waiver by either party of any breach by the other or any provision hereof shall be deemed to be a waiver of any later or other breach thereof or as a waiver of any other provision of this Agreement. This Agreement sets forth all of the terms of the understandings between the parties with reference to the subject matter set forth herein and may not be waived, changed, discharged or terminated orally or by any course of dealing between the parties, but only by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought. No modification or waiver by the Company shall be effective without the consent of at least a majority of the members of the Board of Directors (excluding the Employee) then in office at the time of such modification or waiver.

     10.  Assignment.  The Employee acknowledges that the services to be
          ----------
rendered by her hereunder are unique and personal in nature. Accordingly, the Employee may not assign any of her rights or delegate any of her duties or obligations under this Agreement, provided, however, that this Agreement shall inure to the benefit of Employee's heirs, executors, administrators, personal and legal representatives, distributees, devisees, legatees and successors. The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company. The Company agrees that a successor in interest by merger, operation of law, consolidation, assignment, purchase or otherwise of a controlling interest in the business of the Company will be informed prior to such event of the existence of this Agreement. The Company will require any successor (whether direct or indirect, by purchase, merger, operation of law, consolidation, assignment or otherwise of a controlling interest in the business, stock or other assets of the Company) to assume expressly and agree to perform this Agreement. As used in this Agreement, "the Company" shall mean the Company as hereinbefore defined and any successor as aforesaid.

     11.  Acknowledgments.  The Employee hereby acknowledges and recognizes
          ---------------
that the enforcement of any of the provisions in this Agreement and the Noncompetition and Confidentiality Agreement incorporated herein may potentially interfere with the Employee's ability to pursue a proper livelihood. The Employee represents that she is knowledgeable about the business of the Company. The Employee recognizes and agrees that the enforcement of the Noncompetition and Confidentiality Agreement is intended to ensure the preservation, protection and continuity of the business trade secrets and goodwill of the Company. The Employee agrees that, due to the proprietary nature of the Company's business, the restrictions set forth in the Noncompetition and Confidentiality Agreement are reasonable as to time and scope. The foregoing shall not prohibit the Employee from employment with any company by which the Employee has been employed in the past so long as her activities with any such company do not otherwise constitute a breach of the Noncompetition and Confidentiality Agreement.

     12.  Entire Agreement.  This Agreement, and the Noncompetition and
          ----------------
Confidentiality Agreement, the Stock Plan, the Stock Option Agreement and the Restricted Stock Agreement referenced herein, constitute the entire understanding of the parties relating to the subject matter hereof and supersede and cancel all agreements, written or oral, made prior to the date hereof between the Employee and the Company relating to employment, salary, bonus, or other compensation of any description, equity participation, pension, post-retirement benefits, severance or other remuneration.

     13.  Notices.  All notices hereunder shall be in writing and shall be
          -------
delivered in person, mailed by certified or registered mail, return receipt requested, or sent by overnight courier, addressed as follows:

     If to the Company, to:   Investors Bank & Trust Company
                    89 South Street
                    Boston, MA 02205-1537
                    Attention: Karen Creegan

                                With a copy to:
                                Mark D. Smith, Esq.
                                Testa, Hurwitz & Thibeault

                                125 High Street
                                Boston, MA 02110; and

     If to the Employee, at the Employee's address set forth on the signature page hereto, with a copy to:

                         Robert M. Gault, Esq.
                         Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center
                         Boston, MA 02111

All notices hereunder shall be deemed to have been given either (i) if personally, upon receipt, (ii) if sent by overnight courier on the next business day following the day such notice is delivered to the courier service, or (iii) if sent by registered or certified mail, on the 5th business day following the day such mailing is made.

     14.  Counterparts.  This Agreement may be executed in two counterparts,
          ------------
each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     15.  Section Headings.  The descriptive section headings herein have been
          ----------------
inserted for convenience only and shall not be deemed to define, limit, or otherwise affect the construction of any provision hereof.

     16.  Survival.  Notwithstanding any other provision hereof, the provisions
          --------
of Sections 2D, 4, 5, 17, 18, 19 and 20 shall survive any termination of Employees employment and the other 'provisions of this Agreement.

     17.  Excise Tax.  In the event Employee is subject to any excise tax
          ----------
("Excise Tax") on her compensation by the Company or any of its affiliates (including but not limited to IFSC) (including but not limited to excise taxes imposed under Section 4999 of the Internal Revenue Code), the Company agrees that it will then "gross-up" Employee's compensation by making an additional payment to her in an amount which, after reduction for any income or excise taxes payable as a result of receiving such additional payment, is equal to the Excise Tax.

     18.  Mitigation.  Employee shall not be required to mitigate the amount of
          ----------
any payment provided for in this Agreement by seeking other employment or otherwise, nor, other than as provided in Paragraph 4E hereof, shall the amount of any payment provided for herein be reduced by any compensation earned by Employee as the result of employment by another employer or by retirement benefits or insurance payments after the date of termination or otherwise.

     19.  Legal Expenses.  The Company will pay Employee's reasonable fees for
          --------------
legal and tax advice and other related expenses associated with the negotiation and completion of this Agreement, as well as any future amendments hereto and any disputes arising hereunder, provided, however, in the event of any dispute arising hereunder, if a court of competent jurisdiction shall render a final judgment in favor of the Company on the issues in such dispute hereunder, from which there is no further right of appeal, Employee shall reimburse the Company all amounts paid to Employee under this Paragraph 19 with respect to such dispute.

     20.  Indemnification.  The Company agrees that the Employee shall be
          ---------------
entitled to indemnification, and advancement of expenses in connection therewith, as a director, officer and employee of the Company, of IFSC and of any affiliate of the Company or IFSC to the full extent permitted by applicable law.

     IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first above written as an instrument under seal.


Investors Bank & Trust Company               EMPLOYEE:

By: ____________________________             _________________________
                                             Signature
Title:__________________________

                                             _________________________
Investors Financial Services Corp.           Street Address

By: ____________________________             _________________________
                                             City    State    Zip Code


Title: _________________________